EXHIBIT 11
                      COMPUTATION OF PER SHARE EARNINGS (1)


                                                  Three months ended
                                                     September 30,
                                                     -------------
                                                 2002             2001
                                                 ----             ----

Net Income                                    $1,943,000       $1,275,000
                                              ==========       ==========
Average shares outstanding                     4,555,020        4,834,344
                                              ==========       ==========
Basic earnings per share                           $0.43            $0.26
                                              ==========       ==========
Net Income                                    $1,943,000       $1,275,000
                                              ==========       ==========
Average shares outstanding                     4,555,020        4,834,344
Net effect of dilutive stock options             414,811          283,050
                                              ----------       ----------
Adjusted shares outstanding                    4,969,831        5,117,394
                                              ==========       ==========
Diluted earnings per share                         $0.39            $0.25
                                              ==========       ==========


                                                   Six months ended
                                                     September 30,
                                                     -------------
                                                 2002             2001
                                                 ----             ----

Net  Income                                   $3,832,000       $2,441,000
                                              ==========       ==========
Average shares outstanding                     4,591,043        4,867,587
                                              ==========       ==========
Basic earnings per share                           $0.83            $0.50
                                              ==========       ==========
Net Income                                    $3,832,000       $2,441,000
                                              ==========       ==========
Average shares outstanding                     4,591,043        4,867,587
Net effect of dilutive stock options             405,745          272,778
                                              ----------       ----------
Adjusted shares outstanding                    4,996,788        5,140,365
                                              ==========       ==========
Diluted earnings per share                         $0.77            $0.47
                                              ==========       ==========


(1) Share amounts have been adjusted to reflect a 3 for 1 stock split on September 3, 2002.


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